UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by CSG Systems International, Inc. (“CSG”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 22, 2017, under Item 5.07, to report the results of its Annual Meeting of Stockholders held on May 18, 2017 (the “Annual Meeting”).  CSG is filing this amendment to that Form 8-K to disclose the Board of Directors’ decision regarding the frequency of future non-binding stockholder advisory votes on the compensation of named executive officers (“NEOs”).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 18, 2017, at the Annual meeting, CSG’s stockholders voted on a non-binding basis, to hold annual advisory votes regarding the compensation of CSG’s NEOs.  As a result of the stockholder advisory vote, CSG’s Board of Directors determined, at its meeting on August 17, 2017, that CSG will hold future non-binding advisory votes on the compensation of its NEOs on an annual basis.  The next required non-binding stockholder advisory vote regarding the frequency interval is six years (2023), although an earlier vote regarding the frequency interval may be held at the Board of Directors’ discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 21, 2017

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ Rolland B. Johns
Rolland B. Johns
Chief Accounting Officer